Exhibit 99.2

LAKELAND BANCORP ANNOUNCES CAPITAL RAISE OF $25 MILLION

Oak Ridge, N.J., Aug. 29, 2012 (GLOBE NEWSWIRE) – Lakeland Bancorp, Inc. (Nasdaq: LBAI), the holding company for Lakeland Bank, today announced that it has entered into an underwriting agreement with Keefe Bruyette & Woods, Inc., acting as sole underwriter, providing for the public offering of 621,762 shares of the Company’s Common Stock at a public offering price of $9.65 per share. The Company has granted the underwriter an option, exercisable for a period of 30 days, to acquire up to an additional 62,176 shares at the same price to cover over-allotments.

As previously announced, on August 28, 2012, Lakeland Bancorp entered into a separate securities purchase agreement with certain institutional investors advised by the same investment advisor. Pursuant to the securities purchase agreement, the Company agreed to sell an aggregate of 1,983,315 shares of its Common Stock, in a registered direct offering, also at a price of $9.65 per share.

Net proceeds to the Company in the two offerings, after underwriting discounts in the public offering and expenses payable by the Company with respect to both offerings, are estimated to be approximately $24.6 million. The Company intends to use the net proceeds to redeem $25 million of junior subordinated debentures which have a current coupon rate of 7.535%. Subject to normal regulatory approval, the Company intends to redeem these debentures at the next distribution date on October 7, 2012.

The underwriting agreement and the securities purchase agreement are subject to customary closing conditions. Closing of the transactions is expected to occur on September 4, 2012.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s Common Stock, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offerings will be made only by means of a prospectus and related prospectus supplements that have been filed as part of an effective shelf registration statement with the Securities and Exchange Commission on Form S-3 (Registration No. 333-162932). Copies of the prospectus and related prospectus supplements may be obtained from the SEC’s website at: www.sec.gov. Alternatively, copies of the prospectus supplement pertaining to the underwritten offering may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free 800 966 1559.

About Lakeland Bancorp and Lakeland Bank:

Lakeland Bancorp, the holding company for Lakeland Bank, has an asset base of approximately $2.9 billion and 47 offices spanning six northwestern New Jersey counties: Bergen, Essex, Morris, Passaic, Sussex and Warren. Lakeland Bank offers an extensive array of consumer and commercial products and services, including online banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications. For more information about the bank’s full line of products and services, visit www.lakelandbank.com.

Forward-Looking Statements:

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, trends, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, government intervention in the U.S. financial system, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, customers’ acceptance of the Company’s products and services and competition. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Contact:

Thomas J. Shara

President & CEO

Joseph F. Hurley

EVP & CFO

973-697-2000